Exhibit 99.A1(1)
AMENDMENT No. 1
TO
STANDARD TERMS AND CONDITIONS OF TRUST
DATED AS OF JANUARY 1, 1998
AND
EFFECTIVE JANUARY 13, 1998
For
DIAMONDS TRUST, SERIES 1
AND
ANY SUBSEQUENT AND SIMILAR
SERIES OF THE
DIAMONDS TRUST
between
PDR SERVICES LLC
as Sponsor
and
STATE STREET BANK AND TRUST COMPANY
as Trustee
Dated as of November 1, 2004 and
Effective as of November 8, 2004
This Amendment (the “Amendment Agreement”) dated as of November 1, 2004 between PDR Services LLC, as sponsor (the “Sponsor”), and State Street Bank and Trust Company, as trustee (the “Trustee”), amends the document entitled “Standard Terms and Conditions of Trust dated as of January 1, 1998 and effective January 13, 1998 for DIAMONDS Trust, Series 1 and any subsequent and similar series of the DIAMONDS Trust between PDR Services Corporation as Sponsor and State Street Bank and Trust Company as Trustee” (hereinafter referred to as the “Standard Terms”).

     WITNESSETH THAT:
     WHEREAS, the parties hereto have entered into the Standard Terms to facilitate the creation of the DIAMONDS Trust (the “Trust”); and
     WHEREAS, the parties hereto desire to amend the Standard Terms as more fully set forth below;
     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:
1. Section 3.04(1) of the Standard Terms which states:
     “The Trustee further reserves the right to declare special dividends if, in its reasonable discretion, such action is necessary or advisable to preserve the status of the Trust as a Regulated Investment Company or to avoid imposition of income or excise taxes on undistributed income.”
shall be amended by adding the phrase “or would be otherwise advantageous to the Beneficial Owners” to the end of the paragraph, so that the entirety of the paragraph shall now read as follows:
     “The Trustee further reserves the right to declare special dividends if, in its reasonable discretion, such action is necessary or advisable to preserve the status of the Trust as a Regulated Investment Company or to avoid imposition of income or excise taxes on undistributed income or would be otherwise advantageous to the Beneficial Owners.”
2. Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraph (1) of this Amendment Agreement is made in made in regard to matters as will not adversely affect the interests of Beneficial Owners in compliance with the provisions of Section 10.01(a) thereof.

3. Pursuant to Section 10.01 of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment Agreement for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.
4. Except as amended hereby, the Standard Terms now in effect is in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.
5. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, s Sponsor
By:	/s/ Clifford J. Weber
	Name:	Clifford J. Weber
	Title:	President

ATTEST:  /s/ Marija Willen
TITLE: Associate General Counsel

STATE STREET BANK AND TRUST COMPANY, as Trustee
By:	/s/ Donald A. Gignac
	Name:	Donald A. Gignac
	Title:	Senior Vice President

ATTEST:  /s/ [Illegible]
TITLE:

STATE OF NEW YORK          )
:ss.:
COUNTY OF NEW YORK      )
On the 9 day of November in the year 2004 before me personally came Clifford J. Weber to me known, who, being by me duly sworn, did depose and say that he is the President of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that he signed his name thereto by like authority.
/s/ Arlene M. Collins-Day

Notary Public

COMMONWEALTH OF MASSACHUSETTS           )
:ss.:
COUNTY OF NORFOLK                                             )
     On this 8 day of November in the year 2004 before me personally appeared Donald A. Gignac, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of State Street Bank and Trust Company, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said bank and trust company.
/s/ Lauren M. Richardson

Notary Public

CERTIFICATE OF PDR SERVICES LLC
AS TO COMPLIANCE WITH SECTION 10.01 (a) OF THE
STANDARD TERMS AND CONDITIONS OF TRUST FOR THE
DIAMONDS TRUST (“THE TRUST”)
DATED AS OF JANUARY 1, 1998
(THE “STANDARD TERMS”)
     The undersigned, as President of PDR Services LLC (“PDR”) does hereby certify in the name and on behalf of PDR that, as of the date hereof:
1. I am a duly appointed and qualified President of PDR acting as such;
2. I have both read and understood the text of the Amendment Agreement dated as of November 1, 2004 and
3. Upon due consideration of the facts and circumstances deemed to be relevant to the determination required by Section 10.01 of the Standard Terms, such Amendment Agreement will not adversely affect the interests of Beneficial Owners of the Trust.
     IN WITNESS WHEREOF, the undersigned has executed this certificate in the name and on behalf of PDR and under its corporate seal this 9th day of November, 2004.

PDR SERVICES LLC
By:	/s/ Clifford J.Weber
	Name:	Clifford J.Weber
	Title:	President

CERTIFICATE OF STATE STREET BANK AND TRUST COMPANY
AS TO COMPLIANCE WITH SECTION 10.01(a) OF THE
STANDARD TERMS AND CONDITIONS OF TRUST FOR THE
DIAMONDS TRUST (“THE TRUST”)
DATED AS OF JANUARY 1, 1998
(THE “STANDARD TERMS”)
     The undersigned, as Senior Vice President of State Street Bank and Trust Company (“State Street”) does hereby certify in the name and on behalf of State Street that, as of the date hereof:
1. I am a duly appointed and qualified Senior Vice President of State Street, acting as such;
2. I have both read and understood the text of the Amendment Agreement dated as of November 1, 2004; and
3. Upon due consideration of the facts and circumstances deemed to be relevant to the determination required by Section 10.01 of the Standard Terms, such Amendment Agreement will not adversely affect the interests of Beneficial Owners of the Trust.
     IN WITNESS WHEREOF, the undersigned has executed this certificate in the name and on behalf of said Corporation and under its corporate seal this 8th day of November, 2004.

STATE STREET BANK AND TRUST COMPANY
By:	/s/ Donald A. Gignac
	Name:	Donald A. Gignac
	Title:	Senior Vice President